    As filed with the Securities and Exchange Commission on July 12, 1994.
                     Registration Nos. 33-2838 and 33-21816



                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                       FORM S-8/A-1
              POST-EFFECTIVE AMENDMENT NO. 1

               REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933

                   LADD FURNITURE, INC.
  (Exact name of issuer as specified in its charter)

       North Carolina                                        56-1311320
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


  One Plaza Center, Box HP-3
  High Point, North Carolina                               27261-1500
(Address of principal executive offices)                   (Zip Code)


                       LADD FURNITURE, INC.
                      AMENDED AND RESTATED
                1983 INCENTIVE STOCK OPTION PLAN
                       (Full title of the plan)

                    William S. Creekmuir
        Senior Vice President, Secretary, Treasurer
                and Chief Financial Officer
                   LADD Furniture, Inc.
                One Plaza Center, Box HP-3
          High Point, North Carolina  27261-1500
                      (910) 889-0333
    (Name, address and telephone number of agent for service)

                        Copies to
                  Robert E. Esleeck, Esq.
                  Petree Stockton, L.L.P.
                  1001 West Fourth Street
           Winston-Salem, North Carolina  27101

          As  of  the  termination  of  the  Company's
    Amended  and  Restated 1983 Incentive Stock Option
    Plan (the "Plan") on June 7, 1993, options to purchase 251,226 shares of the Company's Common
    Stock  had  not  been granted under the Plan.  The
    Company hereby deregisters the following shares initially registered for issuance upon the exercise of options which were to be granted under the Plan:


          SHARES OF COMMON STOCK, $.10 PAR VALUE,
                   LADD FURNITURE, INC.

                                                          Options Remaining to
                                                            be Granted as of
 Registration                       Shares Initially            June 7, 1993
    Number         Plan               Registered          (shares to be deregistered)

 33-2838      1983 Incentive Stock     666,666(1)
              Option Plan

33-21816     Amended and Restated      500,000             251,226
             1983 Incentive Stock
             Option Plan


          (1)  Amount originally registered of 333,333
    shares as adjusted for a four for three stock split on December 19, 1985 and a two for one stock split on August 28, 1986.

                        SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on July 12, 1994.

                           LADD  FURNITURE, INC.

                           By  s/William S. Creekmuir
                               William S. Creekmuir, Senior Vice President
                               Secretary, Treasurer and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                      Title                   Date

    s/Richard R. Allen              Chairman of the Board,    July 12, 1994
   ______________________
    Richard R. Allen                Chief Executive Officer
                                    and President

    s/William B. Cash               Director                  July 12, 1994
   _______________________
    William B. Cash

    s/James H. Corrigan, Jr.        Director                  July 12, 1994
   ________________________
    James H. Corrigan, Jr.

    s/O. William Fenn, Jr.          Director                  July 12, 1994
   ________________________
    O. William Fenn, Jr.

    s/Gerald R. Grubbs              Vice Chairman             July 12, 1994
   ________________________
    Gerald R. Grubbs                and Director

    s/Don A. Hunziker               Director                  July 12, 1994
   ________________________
    Don A. Hunziker

    s/Dr. Thomas F. Keller          Director                  July 12, 1994
   ________________________
    Dr. Thomas F. Keller

    s/Fred L. Schuermann, Jr.       Executive Vice            July 12, 1994
   ________________________
    Fred L. Schuermann, Jr.         President and Director
     s/William S. Creekmuir          Senior Vice President,    July 12, 1994
   ________________________
     William S. Creekmuir            Secretary, Treasurer and
                                     Chief Financial Officer

     s/Daryl B. Adams                Vice President,Corporate  July 12, 1994
   ________________________
     Daryl B. Adams                  Controller and Chief
                                     Accounting Officer